                           [FORM OF FIXED RATE NOTE]

No. FXR-
CUSIP:
ISIN:
Common Code:

                                  FACE OF NOTE

                       DONALDSON, LUFKIN & JENRETTE, INC.

                        ____ % NOTES DUE _______, _____

         UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.7 OF THE INDENTURE (AS DEFINED HEREIN).

Issue (Title): ____ % Notes Due _____

Registered  Principal Amount:

Type of Global Security
|_| DTC Global Security

Registered Holder
|_| Cede & Co.

Original Issue Date:

Maturity Date:

Specified Payment Currency
  Interest:
  Principal:

Exchange Rate Agent:

Subject to Redemption Prior to
Maturity Date
|_| No
|_| Yes
    Initial Redemption Date:
    Initial Redemption Percentage:  _____ %
    Annual Redemption Percentage
      Reduction:  _____ %

Optional Repayment Date(s):





Original Issue Discount Note
|_| No
|_| Yes
  Issue Price:  ______ %

Interest Category
|_| Fixed Rate Security
|_| Zero-Coupon Security

Interest Payment Dates:  [September ___ and March
___ of each year, commencing _________ ___, _____]

Interest Rate: _____% Per Annum

[Interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months and will be payable for six 30-day months in arrears on each Interest Payment Date.]

Authorized Denominations (if other than minimum denominations of U.S. $1,000 and integral multiples thereof)
    Minimum Denominations:
    Additional Increments:

Other/Additional Provisions:
|_| No
|_| Yes

Addendum:
|_| Number of Addendums:_____
|_| There are no Addendums hereto

         Donaldson, Lufkin & Jenrette, Inc., a Delaware corporation (together with its successors and assigns, the "Company"), for value received, hereby promises to pay to [Cede & Co.] or registered assignees, the principal sum of [_______________] on the Maturity Date specified above (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon from the Original Issue Date specified above at the Interest Rate per annum specified above until the principal hereof is paid or duly made available for payment (except as provided below). The Company will pay interest in arrears on each September __ and March __ (or such other Interest Payment Date(s) specified above) commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date (or any Redemption Date or Repayment Date) (these and certain other capitalized terms used herein are defined on the reverse of this Note); provided, however, that if the Original Issue Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Original Issue Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided further, that if an Interest Payment Date or the Maturity Date (or any Redemption Date or Repayment Date) would fall on a day that is not a Business Day, then payment of interest, premium, if any, or principal otherwise payable on such date shall not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after the Interest Payment Date or the Maturity Date (or any Redemption Date or Repayment Date) to the date of such payment on the next succeeding Business Day.

         Payment of the principal of this Note, any premium and the interest due at the Maturity Date (or any Redemption Date or Repayment Date) will be made in immediately available funds upon surrender of this Note at the office or agency of such paying agent as the Company may determine maintained for that purpose in the Borough of Manhattan, The City of New York (a "Paying Agent"), or at the office or agency of such other Paying Agent as the Company may determine.

         Notwithstanding the foregoing, if an Addendum is attached hereto or "Other Provisions" apply to this Note as specified above, this Note shall be subject to the terms set forth in such Addendum or such "Other Provisions."

         Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Original Issue Date, until the principal hereof has been paid or duly made available for payment (except as provided herein). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to an Interest Payment Date (whether or not a Business Day) (each such date a "Record Date"); provided, however, that interest payable on the Maturity Date (or any Redemption Date or Repayment
Date) will be payable to the person to whom the principal hereof shall be payable.


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



         Unless otherwise specified on the face hereof, if the Specified Payment Currency (the "Specified Currency") indicated on the face hereof is other than U.S. dollars, any payment on this Note on an Interest Payment Date or the Maturity Date (or any Redemption Date or Repayment Date) will be made in U.S. dollars, as provided below, unless the holder hereof elects by written request (which request shall also include appropriate wire transfer instructions) to the Paying Agent at its corporate trust office in The City of New York received on or prior to the Record Date relating to an Interest Payment Date or at least 10 days prior to the Maturity Date (or any Redemption Date or Repayment Date), as the case may be, to receive such payment in such Specified Currency except as provided on the reverse hereof; provided, that any U.S. dollar amount to be received by a holder of this Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent appointed by the Company and identified above (the "Exchange Rate Agent"), at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of such Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of such Specified Currency payable to all holders of Notes having the same terms as this Note (including Original Issue Date) scheduled to receive U.S. dollar payment and at which the applicable dealer commits to execute a contract; provided, further, that if such bid quotations are not available, such payments shall be made in such Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments. The holder hereof may elect to receive payment in such Specified Currency for all such payments and need not file a separate election for each such payment, and such election shall remain in effect until revoked by written notice to the Paying Agent at its corporate trust office in The City of New York received on a date prior to the Record Date for the relevant Interest Payment Date or at least 10 calendar days prior to the Maturity Date (or any Redemption Date or Repayment Date), as the case may be; provided, that such election is irrevocable as to the next succeeding payment to which it relates; if such election is made as to full payment on this Note, such election may thereafter be revoked so long as the Paying Agent is notified of the revocation within the time period set forth above.

         If the Specified Currency indicated on the face hereof is U.S. dollars, payment of the principal of and premium, if any, and interest on this Note will be made in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; provided, however, that payments of interest, other than interest due at maturity (or any Redemption Date or Repayment Date) will be made by United States dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register.

         A holder of U.S. $5,000,000 (or, if the Specified Currency specified above is other than U.S. dollars, the equivalent thereof in the Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date will be entitled to receive payments of interest, other than interest due at maturity (or any Redemption Date or Repayment Date), by wire transfer of immediately available funds to an account within the United States maintained by the holder of this Note if appropriate wire transfer instructions in writing have been received by the Paying Agent not less than 10 days prior to the applicable Interest Payment Date; provided, however, that, unless alternative arrangements are made, any such payments to be made in a Specified Currency other than U.S. dollars shall be made to an account at a bank outside the United States.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Authenticating Agent, as defined on the reverse hereof, by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

                      DONALDSON, LUFKIN & JENRETTE, INC.


                        By:___________________________
                                    Title:

                        By:___________________________
                                    Title:
[SEAL]

Attest:

By:___________________________
Title:


CERTIFICATE OF AUTHENTICATION

     This is one of the Notes referred to in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK,
  as Trustee and Authenticating Agent

By:___________________________
      Authorized Signatory

DATED:
                                       4

                                REVERSE OF NOTE

                       DONALDSON, LUFKIN & JENRETTE, INC.

                               ___% NOTES DUE ___

         This Note is one of a duly authorized issue of Debt Securities having maturities of nine months or more from the date of issue (the "Notes") of the Company. The Notes are issuable under an indenture, dated as of ________, 1997 (the "Indenture") between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. The Chase Manhattan Bank has been appointed Authenticating Agent and Calculation Agent (the "Authenticating Agent" and "Calculation Agent", respectively, which terms include any successor authenticating agent or calculation agent, as the case may be) with respect to the Notes, and The Chase Manhattan Bank at its corporate trust office in The City of New York has been appointed the registrar and Paying Agent with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

         This Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

         This Note will be subject to redemption at the option of the Company on any date on or after the Initial Redemption Date, if any, specified on the face hereof, in whole or from time to time in part in increments of U.S. $1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S. $1,000 or such minimum Authorized Denomination), at the Redemption Price (as defined below), together with unpaid interest accrued thereon to the date fixed for redemption (each, a "Redemption Date"), on notice given no more than 60 nor less than 30 calendar days prior to the Redemption Date and in accordance with the provisions of the Indenture. The "Redemption Price" shall initially be the Initial Redemption Percentage specified on the face hereof multiplied by the unpaid principal amount of this Note to be redeemed. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the face hereof until the Redemption Price is 100% of unpaid principal amount to be redeemed. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms as this Note shall be issued in the name of the holder hereof upon the presentation and surrender hereof.

         This Note will be subject to repayment by the Company at the option of the holder hereof on the Optional Repayment Date(s), if any, specified on the face hereof, in whole or in part in increments of U.S. $1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S. $1,000 or such minimum Authorized Denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the date fixed for repayment (each, a "Repayment Date"). For this Note to be repaid, this Note must be received, together with the form hereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its corporate trust office not more than 60 nor less than 30 calendar days prior to the Repayment Date. Exercise of such repayment option by the holder hereof will be irrevocable. In the event of repayment of this Note in part only, a new Note of like tenor for the unrepaid portion hereof and otherwise having the same terms as this Note shall be issued in the name of the holder hereof upon the presentation and surrender hereof.

         If this Note is an Original Issue Discount Note as specified on the face hereof, the amount payable to the holder of this Note in the event of redemption, repayment or acceleration of maturity will be equal to the sum of
(i) the Issue Price specified on the face hereof (increased by any accruals of the Discount, as defined below) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and
(ii) any unpaid interest on this Note accrued from the Original Issue Date to the Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be. The difference between the Issue Price and 100% of the principal amount of this Note is referred to herein as the "Discount".

         For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount will be accrued so as to cause the yield on the Note to be constant (computed using the "Constant Yield" method in accordance with the rules under the Internal Revenue Code of 1986, as amended). The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period) and an assumption that the maturity of this Note will not be accelerated. If the period from the Original Issue Date to the initial Interest Payment Date (the "Initial Period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

         Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or earlier Redemption Date or Repayment Date), as the case may be. Interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

         This Note is unsecured and ranks pari passu with all other unsecured and unsubordinated indebtedness of the Company.

         This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, is issuable only in denominations of U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof, unless otherwise specified on the face hereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in the minimum Authorized Denomination specified on the face hereof or any amount in excess thereof which is an integral multiple thereof.

         In case a Default or an Event of Default with respect to the Notes, as defined in the Indenture, shall have occurred and be continuing, the principal hereof and the interest accrued hereon, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions which provide that, without prior notice to any holders of Notes, the Company and the Trustee may amend the Indenture and the Notes of any series with the written consent of the holders of a majority in principal amount of the outstanding Notes of all series affected by such amendment (all such series voting as one class), and the holders of a majority in principal amount of the outstanding Notes of all series affected thereby (all such series voting as one class) by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Notes of such series; provided that, without the consent of each holder of the Notes of each series affected thereby, an amendment or waiver, including a waiver of past defaults, may not: (i) extend the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, such holder's Note, or reduce the principal amount thereof or the rate of interest thereon (including any amount in respect of original issue discount), or any premium payable with respect thereto, or adversely affect the rights of such holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such holder, or reduce the amount of the principal of an Original Issue Discount Note that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change any place of payment where, or the currency in which, any Note of such series or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor; (ii) reduce the percentage in principal amount of outstanding Notes of the relevant series the consent of whose holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indenture or certain Defaults and their consequences provided for in the Indenture; (iii) waive a Default in the payment of principal of or interest on any Note of such holder; or (iv) modify any of the provisions of the Indenture governing supplemental indentures with the consent of noteholders except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Note affected thereby.

         It is also provided in the Indenture that, subject to certain conditions, the holders of at least a majority in principal amount of the outstanding Notes of all series affected (voting as a single class), by notice to the Trustee, may waive an existing Default or Event of Default with respect to the Notes of such series and its consequences, except a Default in the payment of principal of or interest on any Note or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Notes of such series arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

         Except as set forth below, if a Specified Currency (other than the U.S. dollar) in which this Note is denominated or payable (i) ceases to be recognized by the government of the country which issued such currency or for the settlement of transactions by public institutions of or within the international banking community, (ii) is a currency unit and such currency unit ceases to be used for the purposes for which it was established, or (iii) is not available to the Company for making payments thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company, in each such case as determined in good faith by the Company, then with respect to each date for the payment of principal of and interest, if any, on this Note denominated or payable in such Specified Currency occurring after the last date on which such Specified Currency was so used (the "Conversion Date"), the U.S. dollar or such Foreign Currency or currency unit as may be specified by the Company (the "Substitute Currency") shall become the currency of payment for use on each such payment date (but such Specified Currency shall, at the Company's election, resume being the currency of payment on the first such payment date preceded by 15 Business Days during which the circumstances which gave rise to the change of currency no longer prevail, in each case as determined in good faith by the Company). The Substitute Currency amount to be paid by the Company to the Trustee and by the Trustee or any Paying Agent to the Holder of this Note with respect to such payment date shall be the Currency Equivalent or Currency Unit Equivalent (each as defined below) of the Specified Currency as determined by the Exchange Rate Agent (which determination shall be delivered in writing to the Trustee not later than the fifth Business Day prior to the applicable payment date) as of the Conversion Date or, if later, the date most recently preceding the payment date in question on which such determination is possible of performance, but not more than 15 days before such payment date (such Conversion Date or date preceding a payment date as aforesaid being called the "Valuation Date"). Any payment in a Substitute Currency under the circumstances described above will not constitute an Event of Default.

         If, pursuant to the treaty establishing the European Communities, as amended by the treaty on European Union (the "Treaty"), one or more of the Austrian schilling, Belgian franc, Danish krone, Dutch guilder, Finish markka, French franc, German mark, Greek drachma, Irish pound, Italian lire, Luxembourg franc, Pound sterling, Portuguese escudo, Spanish peseta or Swedish krona is replaced by the ECU as a currency in its own right, then all payments in respect of this Note required to be made in any such currency shall be effected in ECU as a currency in its own right in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty and such payment will not constitute an Event of Default. If the Specified Currency is the ECU and if the ECU is no longer used as either the unit of account of the European Communities or a currency in its own right, replacing all or some of the currencies of the member countries of the European Communities, then the Substitute Currency shall be a component currency of the ECU or U.S. dollars. If changes are made by the European Communities to the nature or composition of the ECU, references herein to the ECU shall be construed as references to the ECU as so changed. References herein to the ECU as a currency in its own right shall be construed as including references to the Euro.

         The "Currency Equivalent" shall be determined by the Exchange Rate Agent as of each Valuation Date and shall be obtained by converting the Specified Currency (unless such Specified Currency is a currency unit) into the Substitute Currency at the Market Exchange Rate (as defined below) on the Valuation Date.

         The "Currency Unit Equivalent" shall be determined by the Exchange Rate Agent as of each Valuation Date and shall be the sum obtained by adding together the results obtained by converting the Specified Amount of each initial Component Currency into the Substitute Currency at the Market Exchange Rate on the Valuation Date for such Component Currency.

         All determinations referred to above made by the Company or its agents shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes.

         So long as this Note shall be outstanding, the Company will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Company may designate other agencies for the payment of said principal, premium, if any, and interest at such place or places (subject to applicable laws and regulations) as the Company may decide. So long as there shall be any such agency, the Company shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

        No provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein and in the Indenture prescribed unless otherwise agreed between the Company and the registered holder of this Note.

         Upon due presentment for registration of transfer of this Note, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company or any agent of the Company, the registrar of the Notes or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Registrar, the Trustee nor any such agent shall be affected by notice to the contrary.

         No recourse shall be had for the payment of the principal of, or premium, if any, or the interest on, this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York (without regard to the conflicts of law principles thereof).

         As used herein:

         "Business Day" means any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in The City of New York and (i) with respect to Notes denominated in a Specified Currency other than U.S. dollars or ECU, such day that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in the principal financial center of the country of the Specified Currency, or (ii) with respect to Notes denominated in ECU, a day that is a non-ECU clearing day as determined by the ECU Banking Association in Paris;

         "Component Currency" means any currency which, on the Conversion Date, was a component currency of the relevant currency unit, including without limitation ECU;

         "Market Exchange Rate" means, as of any date, for any currency or currency unit the noon U.S. dollar buying rate for that currency or currency unit, as the case may be, for cable transfers quoted in New York City on such date as certified for customs purposes by the Federal Reserve Bank of New York. If such rates are not available for any reason with respect to one or more currencies or currency units for which an Exchange Rate is required, the Exchange Rate Agent will use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City or in the country of issue of the currency or currency unit in question, or such other quotations as the Exchange Rate Agent shall deem appropriate. Unless otherwise specified by the Exchange Rate Agent if there is more than one market for dealing in any currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency or currency unit will be that upon which a nonresident issuer of securities designated in such currency or currency unit would, as determined in its sole discretion and without liability on the part of the Exchange Rate Agent, purchase such currency or currency unit in order to make payments in respect of such securities;

         "Specified Amount" of a Component Currency means the number of units (including decimals) which such Component Currency represented in the relevant currency unit, on the Conversion Date or, if ECU and such currency unit is being used for settlement of transactions by public institutions of or within the European Communities or was so used after the Conversion Date, the Valuation Date or the last date the currency unit was so used, whichever is later. If after such date the official unit of any Component Currency is altered by way of combination or subdivision, the Specified Amount of such Component Currency shall be divided or multiplied in the same proportion. If after such date two or more Component Currencies are consolidated into a single currency, the respective Specified Amounts of such Component Currencies shall be replaced by an amount in such single currency equal to the sum of the respective Specified Amounts of such consolidated Component Currencies expressed in such single currency, and such amount shall thereafter be a Specified Amount and such single currency shall thereafter be a Component Currency. If after such date any Component Currency shall be divided into two or more currencies, the Specified Amount of such Component Currency shall be replaced by specified amounts of such two or more currencies, the sum of which, at the Market Exchange Rate of such two or more currencies on the date of such replacement, shall be equal to the Specified Amount of such former Component Currency and such amounts shall thereafter be Specified Amounts an such currencies shall thereafter be Component Currencies;

         "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and

         All other terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                                 ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM-as tenants in common

         TEN ENT-as tenants by the entireties

         JT TEN-as joint tenants with right of survivorship and not as tenants in common

         UNIF GIFT MIN ACT-_________Custodian________
                            (Cust)            (Minor)

         Under Uniform Gifts to Minors Act_________
                                           (State)

         Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



- -------------------------------------------------------------------------------
[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]


- -------------------------------------------------------------------------------
[PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.

Signature____________________________

Signature Guarantee____________________

Dated:_______________________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                           OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably request(s) the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned, at


- ------------------------------------------------------------------------------
(Please print or typewrite name and address of the undersigned)

If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be increments of $1,000 or such minimum Authorized Denomination indicated on the face hereof) which the holder elects to have repaid: __________________; and specify the denomination or denominations (which shall not be less than $1,000 or such minimum Authorized Denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):___________________.


Dated:______________________                 _________________________________


NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement.